Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Mimecast Limited:

(1)

Registration Statement (Form S-8 No. 333-208384) pertaining to the Mimecast Limited 2007 Key Employee Share Option Plan, the Mimecast Limited 2010 EMI Share Option Scheme, the Mimecast Limited Approved Share Option Plan, the Mimecast Limited 2015 Share Option and Incentive Plan, and the Mimecast Limited 2015 Employee Share Purchase Plan,

(2)	Registration Statement (Form F-3 No. 333-215642), and
(3)	Registration Statements (Form S-8 Nos. 333-218286 and 333-225260) pertaining to the Mimecast Limited 2015 Share Option and Incentive Plan;

of our report dated October 8, 2018, with respect to the consolidated financial statements of Solebit Labs Ltd, included in this Current Report (Form 8-K/A) of Mimecast Limited dated October 12, 2018.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel-Aviv, Israel
October 12, 2018